Exhibit 5.1

June 20, 2025

GCI Liberty, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112

Re: GCI Liberty, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to GCI Liberty, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”), File No. 333-286272 on March 31, 2025, as amended by Amendment No. 1 thereto, filed on May 6, 2025, by Amendment No. 2 thereto, filed on May 28, 2025 and by Amendment No. 3 thereto, filed on June 20, 2025, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to registration under the Securities Act, and the proposed offer and sale by the Company, of (i) up to 3,652,938 shares of Series A GCI Group common stock, $0.01 par value, of the Company (the “Series A GCI Group Common Shares”), (ii) up to 400,805 shares of Series B GCI Group common stock, $0.01 par value, of the Company (the “Series B GCI Group Common Shares”), and (iii) up to 25,130,220 shares of Series C GCI Group common stock, $0.01 par value, of the Company (the “Series C GCI Group Common Shares,” and, together with the Series A GCI Group Common Shares and the Series B GCI Group Common Shares, the “Shares”), each pursuant to that certain Separation and Distribution Agreement, dated June 19, 2025, between Liberty Broadband Corporation and the Company, a form of which was filed as Exhibit 2.1 to Amendment No. 2 to the Registration Statement (the “Distribution Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (ii) the Amended and Restated Articles of Incorporation of the Company, a form of which was filed as Exhibit 3.1 to Amendment No. 2 to the Registration Statement (the “Articles”) and which will be in effect upon the closing of the offering contemplated by the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, a form of which was filed as Exhibit 3.2 to Amendment No. 2 to the Registration Statement (the “Bylaws”) and which will be in effect upon the closing of the offering contemplated by the Registration Statement; and (iv) certain resolutions adopted by the board of directors of the Company, effective as of March 26, 2025 and June 19, 2025, relating to the Articles, the Bylaws, the Distribution Agreement, the Registration Statement, and certain transactions to be taken in connection therewith. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002 www.gtlaw.com

June 20, 2025

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the Articles shall have been filed with the Secretary of State of the State of Nevada and shall have become effective in accordance with the terms thereof, (iii) the Bylaws shall have been duly adopted by the Board, and (iv) the Shares shall have been duly executed, authenticated delivered and issued as described in the Registration Statement and in accordance with the provisions of the Distribution Agreement.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com